Morgan Stanley Dean Witter Closed End Funds
Rule 10f-3 Transactions (Purchase of Securities by Fund From an
Underwriting Syndicate in which an Affiliate is a Member)
January 1, 1999 through December 31, 1999


	      Date of                           Price Per    Total     % of Offering
Portfolio (Bu Offering                    Security                     Shares       Share       Value     Purchased
MS ASIA PACIFIC FUND, INC.
	      03/26/99   Korea Electric Power                           496,500
      $12.00   $5,958,000     0.791%
	      11/03/99   Gas Authority of India Limited                 135,000
      $9.67    $1,305,450     0.600%
	      11/12/99   I-Cable Communications                          27,500
     $27.00   $742,500       0.340%
	      05/25/99   Korea Telecom ADR                              220,900
      $27.56   $6,088,004     0.245%
	      07/05/99   Pohang Iron & Steel ADR                         57,100
      $32.75   $1,870,025     0.185%
	      07/12/99   PT Indofood Sukses Makmur                      453,500
      $1.24    $561,433       0.197%
	      09/16/99   Hyundai Motor GDR                              444,000
      $10.92   $4,848,480     0.970%
	      09/22/99   Icici Ltd.                                      42,300
      $9.80    $414,540       0.151%
	      10/28/99   China Telecom                                  952,000
      $3.10    $2,951,200     0.170%

MS EMERGING MARKETS FUND, INC.
	      03/26/99   Korea Electric Power                            216,680
    $12.00   $2,600,160     0.345%
	      11/16/99   Sappi LTD                                        80,800
     $51.20   $4,136,960     0.208%
	      05/25/99   Korea Telecom ADR                               185,900
     $27.56   $5,123,404     0.206%
	      06/07/99   Amdocs Ltd.                                      56,300
     $22.44   $1,263,231     0.282%
	      07/05/99   Pohang Iron & Steel ADR                          34,000
     $32.75   $1,113,500     0.110%
	      07/12/99   PT Indofood Sukses Makmur                       314,000
     $1.24    $388,732       0.137%
	      09/22/99   Icici Ltd.                                       61,615
     $9.80    $603,827       0.220%
	      10/28/99   China Telecom                                 1,126,000
     $3.10    $3,490,600     0.201%

MS EMERGING MARKETS DEBT FUND, INC.
	      01/07/99   Philippines Republic Global Bond,
					9.875%, Due 01/15/19           2,150,000   $98.32    $2,113,837     0.043%

MS GLOBAL OPPORTUNITY BOND FUND, INC.
	      01/07/99   Philippines Republic Global Bond,
					9.875%, Due 01/15/19              250,000   $98.32    $245,795       0.005%

AFRICA INVESTMENT FUND
	      11/16/99   Sappi LTD           480,000   $51.20    $24,576,000    1.238%

LATIN AMERICAN DISCOVERY FUND, INC.
	      05/25/99   Star Media      28,310   $15.00    $424,650       0.352%
	      06/29/99   Seminis       69,300   $15.00    $1,039,500     0.504%
	      08/05/99   Iusacell   124,060   $10.50    $1,302,630     0.906%

MSDW INDIA INVESTMENT FUND, INC.
	      09/28/99   Hughes Software Systems Ltd.   88,000  $14.51    $1,277,039     2.235%



				   Underwriter or Dealer            Total Units
				    from Whom Purchased               Offered

MS ASIA PACIFIC FUND, INC.
					 ING Baring                           62,800,000
				      Jardine Flemming                        22,500,000
				       Merrill Lynch                           8,100,000
				     Daewoo Securities                        90,191,012
				      Salomon Brothers                        30,873,800
				      CS First Boston                        230,000,000
				 Credit Swiss First Boston                    45,788,000
				  Merrill Lynch- Hong Kong                    27,950,311
				       Goldman Sachs                         560,700,000

MS EMERGING MARKETS FUND, INC.
					 ING Baring                           62,800,000
					Deutche Bank                          38,765,000
				     Daewoo Securities                        90,191,012
				       Goldman Sachs                          20,000,000
				      Salomon Brothers                        30,873,800
				      CS First Boston                        230,000,000
				       Merrill Lynch                          27,950,311
				       Goldman Sachs                         560,700,000

MS EMERGING MARKETS DEBT FUND, INC.
					J.P. Morgan                        5,000,000,000

MS GLOBAL OPPORTUNITY BOND FUND, INC.
					J.P. Morgan                        5,000,000,000

AFRICA INVESTMENT FUND
					Deutche Bank                          38,765,000

LATIN AMERICAN DISCOVERY FUND, INC.
				       Goldman Sachs                           8,050,000
				       Goldman Sachs                          13,750,000
				    JP Morgan Securities                      13,700,000

MSDW INDIA INVESTMENT FUND, INC.
					   Kotak                               3,937,500



*  All transactions were completed in accordance with Rule 10f-3 and Board-approved Rule 10f-3 procedures.